Exhibit 99.1

NEUROLOGIX APPOINTS ADRIAN ADAMS AS
COMPANY CHAIRMAN AND CHIEF EXECUTIVE OFFICER

- Andrew I. Koven Also Joins Neurologix as Company President and Chief Administrative Officer -

Fort Lee, New Jersey (September 20, 2011) ― Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative gene therapies for disorders of the brain and central nervous system, announced today that Adrian Adams has been appointed Company Chairman and Chief Executive Officer (CEO) effective immediately.  In addition, Andrew I. Koven joins the Neurologix executive team as the Company’s President and Chief Administrative Officer. Both Messrs. Adams and Koven will also immediately join the Company’s Board of Directors, with Mr. Adams assuming the role of its Chairman.

Mr. Adams brings over 30 years of experience in pharmaceutical executive leadership with a record of successfully building organizations, delivering successful results against short, medium and long-term goals and creating shareholder value. In his role as Chairman and CEO, Mr. Adams will work toward strengthening the Company’s research and development, operations and commercial infrastructures in support of Neurologix’s lead compound, NLX-P101, which has demonstrated positive  results to date in the treatment of Parkinson’s disease.

“I am excited to join Neurologix, a company with innovative and pioneering science at its core. Along with new President Andrew Koven and the current quality executive team, I look forward to assembling over time a strong and peak-performing organization that will build upon the Company’s legacy of groundbreaking research and development of gene therapy treatments for Parkinson’s disease and other specialty neurological conditions, with the goal of bringing important new treatments to physicians and their patients,” said Mr. Adams.

Most recently, Mr. Adams served as President and CEO of Inspire Pharmaceuticals, Inc., where he oversaw the commercialization of prescription pharmaceutical products and led the company through a strategic acquisition by global pharmaceutical leader Merck & Co. Inc. for approximately $430 million. Prior to Inspire, Mr. Adams served as President and CEO of Sepracor Inc. until its acquisition by Dainippon Sumitomo Pharma Co. for approximately $2.6 billion. Under his leadership, Sepracor conducted multiple strategic business development activities, including the in-licensing and out-licensing of several products.  Prior to joining Sepracor, Mr. Adams was President and Chief Executive Officer of Kos Pharmaceuticals, Inc. from 2002 until the acquisition of the company by Abbott Laboratories in December 2006 for approximately $3.7 billion. During his tenure he increased revenues tenfold and led the transformation of Kos into a fully integrated and profitable pharmaceutical company with annual revenues approaching $1 billion. During his 30 years of experience, Mr. Adams also held senior marketing positions at ICI (now part of AstraZeneca), SmithKline Beecham and Novartis. He has extensive expertise launching major global brands, and has driven successful corporate development activities including financing, product acquisitions, investments, in-licensing and company M&A activities.

The addition of Mr. Koven as Company President and Chief Administrative Officer will also support the continued growth of Neurologix. As Company President, Mr. Koven will be responsible for legal, intellectual property, corporate development and licensing, human resources and general daily operations and will report directly to Mr. Adams. Mr. Koven has more than 26 years of experience practicing law, with over 18 years of experience in the pharmaceutical industry. Most recently he held the position of Executive Vice President and Chief Administrative and Legal Officer at Inspire Pharmaceuticals, Inc., where he was responsible for the legal, intellectual property, CD&L and compliance departments. At Inspire, his extensive expertise in corporate development and licensing, securities law, litigation, intellectual property management, compliance and corporate governance were essential to building the company’s long-term shareholder value and sustainable success. Previously, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Sepracor Inc., and as Executive Vice President, General Counsel and Corporate Secretary at Kos Pharmaceuticals, Inc.

Clark A. Johnson, who has been a director of Neurologix since February 2004, stepped down as Vice Chairman, President and CEO upon Mr. Adams’s and Mr. Koven’s arrivals.  Martin J. Kaplitt, M.D. who was a founder and has been a member of the Board since November 1999, relinquished his position as Board Chairman upon Mr. Adams’s assumption of such role.  Both Mr. Johnson and Dr. Kaplitt will remain on the Board of Directors.

“We thank Clark for his leadership of Neurologix and his successful stewardship of NLX-P101 as the Company completed the first successful Phase 2 study of a gene therapy product for Parkinson’s disease,” said Dr. Kaplitt. “We are excited and hopeful that the experienced leadership provided by Mr. Adams and Mr. Koven will help Neurologix secure the additional financing needed to carry out the company’s planned operations and business activities as we continue to pursue new and, potentially, exciting milestones in the development of gene therapy treatments for patients in urgent need.”

About Neurologix

Neurologix, Inc. (OTCBB:NRGX) is a clinical-stage biotechnology company dedicated to the discovery, development and commercialization of life-altering gene transfer therapies for serious disorders of the brain and central nervous system. Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. The Company’s current programs address such conditions as Parkinson’s disease, epilepsy, depression and Huntington’s disease, all of which are large markets not adequately served by current therapeutic options. For more information, please visit the Neurologix website at http://www.neurologix.net.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which are made pursuant to the Private Securities Litigation Reform Act of 1995.  These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact.  When used in this document, the words “expects,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may,” “should,” “potential,” “continue” and similar expressions, are intended to identify forward-looking statements.  These statements reflect the current view of the Company’s management with respect to future events and are subject to numerous risks, uncertainties and assumptions.  Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to the following:

•
The Company is still in the development stage and has not generated any revenues. From inception through June 30, 2011, it incurred net losses and negative cash flows from operating activities of approximately $63.0 million and $48.9 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•
At June 30, 2011, the Company had cash and cash equivalents of approximately $3.5 million. Based on its cash flow projections, the Company will need additional financing to carry out its planned business activities and plan of operations after October 31, 2011 and to repay the promissory notes issued in December  2010 as of said date. Accordingly, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company is currently seeking to raise funds, through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements, sufficient to finance its ongoing operations.  The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•
The Company will need to conduct future clinical trials for the treatment of Parkinson’s disease using the Company’s NLX technology. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements.  Additional information regarding factors which could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” contained in the Company’s  2010 Annual Report on Form 10-K.  Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.  Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.  Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

Contact:

Neurologix
Marc Panoff, 201-592-6451
Chief Financial Officer
marcpanoff@neurologix.net

DJE Science
Jennifer Mallory, 312-240-2996
Jennifer.Mallory@djescience.com